UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2018 (October 1, 2018)

PARETEUM CORPORATION

(Exact name of registrant as specified in the Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor New York, NY 10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Pareteum Corporation (the “Company”), is filing this Amendment to its Form 8-K originally filed on October 1, 2018, solely for the purpose of disclosing, in Item 3.02, the final number of shares of the Company’s common stock issued in connection with the Acquisition (as defined herein).

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 1, 2018 the Company completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of Artilium plc, a public limited company registered in England and Wales (“Artilium”). The Acquisition was effected by means of a court-sanctioned scheme of arrangement between Artilium and shareholders of Artilium under Part 26 of the UK Companies Act 2006, as amended, as further described below. In connection with the Acquisition, the Company issued an aggregate of 37,511,447 shares of the Company’s common stock.

Rule 2.7 Announcement

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2018, the Company issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Takeover Code”) disclosing the terms of a recommended offer (the “Offer”) by the Company to acquire the entire issued and to be issued shares of Artilium in a cash and stock transaction. In connection with the Acquisition, the Company and Artilium also entered into a Co-operation Agreement, dated June 7, 2018 (the “Co-operation Agreement”) and, the Company entered into a management agreement, as described below.

Pursuant to the Offer under the Rule 2.7 Announcement, Artilium shareholders are entitled to receive, for each Artilium ordinary share held by such shareholders, 0.1016 new shares of the Company’s common stock and 1.9 pence in cash. The Acquisition was effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under Part 26 of the UK Companies Act 2006, as amended (the “Scheme”). As of September 28, 2018, the most recent practicable trading day prior to the date of this Report, each Artilium ordinary share would be valued at 25.29 pence, based on the Company’s closing share price of $3.00 as of that date and exchange rate of $1.3031:£1 as of that date, representing an aggregate equity value for Artilium of approximately £100.9 million, or approximately $131.5 million.

The foregoing description of the Rule 2.7 Announcement, the Co-operation Agreement and the transactions contemplated thereby (including the Acquisition) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rule 2.7 Announcement and the Co-operation Agreement, attached as Exhibit 2.1 and Exhibit 2.2, respectively, to the Current Report on Form 8-K filed as of June 7, 2018, and incorporated herein by reference.

Management Services Agreement

As previously disclosed on a Current Report on Form 8-K filed as of June 7, 2018, in connection with the Offer, the Company and Bart Weijermars (acting through Grootzande Management BV) entered into a Management Services Agreement, dated May 8, 2018 and as amended June 7, 2018 (the “Management Services Agreement”), setting out the terms on which Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV, a wholly owned subsidiary of the Company, effective upon completion of the Acquisition, and the Company will issue 537,271 shares of common stock to Grootzande Management BV conditional on the Company acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition, or as soon as practicable thereafter.

The foregoing descriptions of the Management Services Agreement, the amendment thereto and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Management Services Agreement and the amendment thereto, attached as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed as of June 7, 2018 and incorporated herein by reference.

Approval of the Acquisition by Pareteum Stockholders

As previously disclosed on a Current Report on Form 8-K filed as of September 13, 2018, at the 2018 Annual Meeting of Stockholders of the Company, the Company’s stockholders approved the proposal to issue approximately 37,852,076 new shares of the Company’s common stock to Artilium shareholders in connection with the Acquisition. Artilium held 3,200,332 shares of the Company’s common stock, which are cancelled as of the time of completion of the Acquisition.

Approval of the Acquisition by Artilium Shareholders

As previously disclosed on a Current Report on Form 8-K filed as of September 14, 2018, the shareholders of Artilium approved the Acquisition at two separate requisite meetings in the United Kingdom, the court meeting and the general meeting.

Approval by the U.K. Court

On September 28, 2018, the Scheme was approved by court order of the High Court of Justice in England and Wales as of 6:00 p.m. London, England time with trading of Artilium shares suspended as of 7:30 a.m. London, England time as of October 1, 2018.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained above in Item 2.01 is hereby incorporated by reference into this Item 3.02.

As described above, the Company issued an aggregate of 37,511,447 shares of the Company’s common stock in connection with the Acquisition, consisting of: (i) 33,403,733 shares issued to Artilium shareholders pursuant to the Offer in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”); and (ii) 4,107,714 shares issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, of which 537,271 shares were issued to Grootzande Management BV in connection with the Management Services Agreement (as described above), and 3,570,443 shares issued in private placement transactions pursuant to the Rule 15 Offer Letters (as described below). Rule 15 of the Takeover Code (“Rule 15”) requires that, when an offer is made for voting equity share capital or for other transferable securities carrying voting rights and the offeree company has any outstanding securities which are convertible into, or which comprise options or other rights to subscribe for, securities to which the voting equity offer relates (the “Rule 15 Securities”), the offeror must make an appropriate offer or proposal to the holders of those Rule 15 Securities. In accordance with the requirements of Rule 15, Artilium and the Company entered into three separate offer letters (the “Rule 15 Offer Letters”), by and between Artilium and the Company, and each of Mr. Rupert Hutton, Mr. Andreas Felke and Grootzande Management BV (on behalf of Bart Weijermars) (collectively, the “Rule 15 Offerees”). Pursuant to the Rule 15 Offer Letters, each of the Rule 15 Offerees received the option to accept the “Pareteum Proposal” wherein each of the Rule 15 Offerees’ option holdings in Artilium would be cancelled and in exchange the Company would issue a certain number of the Company’s shares to each of the Rule 15 Offerees, or each of the Rule 15 Offerees could reject the Pareteum Proposal and exercise their respective options to the extent vested in their Artilium shares.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained above in Item 2.01 is hereby incorporated by reference into this Item 5.02.

The information contained above in Item 3.02 is hereby incorporated by reference into this Item 5.02.

Item 8.01	Other Events

On September 28, 2018, the Company issued a press release announcing that the Scheme was approved by the High Court of Justice in England and Wales. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of business acquired

The information required by this Item 9.01(a) is incorporated by reference from the Company’s proxy statement on DEFM14A filed as of August 3, 2018 (the “Proxy Statement”).

(b)	Pro forma financial information

The information required by this Item 9.01(b) is incorporated by reference from the Company’s Proxy Statement.

(d)	Exhibits:

Exhibit No.	Description

2.1	Rule 2.7 Announcement, dated June 7, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 7, 2018)

2.2	Co-operation Agreement, dated June 7, 2018, by and between Pareteum Corporation and Artilium plc (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on June 7, 2018)

10.1	Management Services Agreement, dated May 8, 2018, by and between Pareteum Corporation and Grootzande Management BV (represented by its principal, Bart Weijermars) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 7, 2018)

10.2	Amendment, dated June 7, 2018, to Management Services Agreement by and between Pareteum Corporation and Grootzande Management BV (represented by its principal, Bart Weijermars) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2018)

99.1	Press Release, dated September 28, 2018 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 1, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Date: October 11, 2018	By:	/s/ Edward O’Donnell
Name: Edward O’Donnell Title: Chief Financial Officer